UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 25 Jackson Center, PA 16133 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant’s telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

Securities Purchase Agreement

On March 30, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and each of The Special Equities Group, LLC, RDW Capital LLC, and DiamondRock, LLC (each a “Purchaser” and collectively, the “Purchasers”) to sell our common stock and warrants at a fixed price. Pursuant to the Purchase Agreement, we received from the Purchasers an aggregate of $300,000 in exchange for 40,000,002 shares of our common stock, warrants to purchase up to 40,000,002 shares of our common stock at an exercise price of $0.03 (“Series A Warrants”) and warrants to purchase up to 40,000,002 shares or our common stock at an exercise price of $0.05 (“Series B Warrants”). Both the Series A Warrants and Series B Warrants issued pursuant to the Purchase Agreement are exercisable immediately upon receipt and have a term of three years.

The exercise prices of the Series A Warrants and the Series B Warrants have been structured in such a way to only provide value to the Purchasers, or be in the money and exercised, if our stock price appreciates. In addition, the warrants do not contain cashless exercise provisions as long as we have an effective registration statement on file. Therefore, should the Purchasers elect to exercise these warrants when our stock price increases in excess of the exercise price, we will receive additional capital upon payment of the exercise price. We believe these terms to be more favorable than those in prior financings. These transactions will provide us with a strong source of capital as we begin to grow our revenue with sales of our newly established products as well as those that we plan to launch this year.

The Purchasers will buy additional shares of our common stock and warrants for $150,000 within five trading days of our filing a registration statement to cover the Purchasers’ shares of common stock purchased pursuant to the Purchase Agreement, including shares of common stock issued or issuable upon exercise of the warrants (the “Second Closing”). Within five trading days of the registration statement being declared effective, we will receive another $150,000 from the Purchasers in exchange for shares or our common stock and warrants (the “Third Closing”).

The per share purchase price of the Second Closing and Third Closing will be the lesser of (i) $0.02, subject to certain adjustments for stock splits and other similar transactions, or (ii) 50% of the closing price on the trading day immediately prior to the date of sale. The total number of shares to be sold in the Second Closing and Third Closing will be determined by dividing the total purchase amount of each closing (i.e., $150,000) by the per share purchase price.

In each of the Second Closing and Third Closing, Series A Warrants and Series B Warrants will be issued to the Purchasers, both in an amount equal to the number of shares of common stock issued in the closing.

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The Purchase Agreement limits each Purchaser to beneficial ownership of our common stock of no more than 9.99%. The Purchasers also have certain anti-dilution rights in the Purchase Agreement for a period of 12 months. These rights allow the Purchasers to exchange their shares of common stock received pursuant to the Purchase Agreement for additional shares on the same terms and conditions of a subsequent financing.

Registration Rights Agreement

On March 30, 2017, we entered into a Registration Rights Agreement with the Purchasers in connection with the Purchase Agreement. In the Registration Rights Agreement, we agreed to prepare and file a registration statement with the Securities and Exchange Commission covering the resale of all of the shares of common stock sold to the Purchasers and the shares issuable upon exercise of the Series A Warrants and Series B Warrants. We agreed to file an initial registration statement as promptly as possible and have it declared effective no later than June 28, 2017 (or July 28, 2017 if the registration statement is reviewed by the Securities and Exchange Commission) and keep it continuously effective until the securities are sold or may be sold under Rule 144 of the Securities Act without volume or manner-of-sale restrictions. If all of the securities cannot be registered on one registration statement, we agreed to file subsequent registration statements to register the remaining securities as promptly as allowed.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

The disclosure under item 1.01 above is incorporated herein by reference. The sale of shares of common stock, Series A Warrants and Series B Warrants was a transaction exempt from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933. No general solicitation was made either by the Company or any person acting on its behalf, and the investor is an accredited, sophisticated investor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: April 5, 2017	By:	/s/ William Hartman
William Hartman
	Its:	President and Chief Executive Officer

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